EXHIBIT 3.135
Form 205
Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX. 512/463-5709
Filing Fee; S200 Articles of Organization
Pursuant to Article 1528n, Texas Limited
Liability Company Act
fhs name of On United labllty company Is at set forth below:
Kingwood Pines Hospital, LLC
The name ol Ihe entity must contain the word* “limited Liability Company* or “Limited Company,’ or en accepted abbreviation of such terns. The me must not be the tame as, deceptively sfcnDar to or aknler to that of an existing corporate, fruited liaclfty compiny, or llmted partnership me on file with he gecratary of stats. A preftnjnary check far the “name arvaHaibillty’ ¦ recommended.
A. The inItial registered agent Is an organization (cannot be company named above) by the name of:
OR
B, the initial registered agent is an individual resident of the state whose name Is set forth below:
Name Jerry G Browder
C. The business address of the registered agent and the registered office address Is: Istreet Address; 504 Seville Road, Ste 201 Denton TX 76205
meiit (Complete items A ui B\
PA. The limited liability company is to be managed by managers.”
OR
0B. Trie limited liability company wll not have managers. Management of the company is reserved to the members,
The names and addresses of the Initial members are set forth below:
Jerry G Browder
ruie: Managing Member
(Street Address:
504 Seville Road, Ste 201
Denton TX, USA 76205
The period of duration is perpetual
The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized.

the attached addendum, if any, incorporated herein by reference.] The name and address of the orGANIzer is set forth below.
John R. Boyer, Jr. Nine Greenway Plaza, Suite 3100, Houston, Texas 77046
lA The) doCumant will BECOME effective when the document BE FILED by the SECRETARY of data.
OR
8 This document will bEcom EFFECTIVE at i later data. nMeh la not mm than ninety (gin day* from the data of to flhtig by tht nvttoy oj state The delayed effective data jat
EXECUTION
The undERSIGNED organizer algna these articLeS of organization Subject to the peneltfee Imposed by law *or Ihe submission of ¦ fact* or fraudulent ioajme.it.
JohnR. Boyer, Jr.
[Signature of Organizer
FILING OFFICE COPY

Form 404 (revised 9/05) Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: $150	Articles of Amendment Pursuant to Article 4.04, Texas Business Corporation Act	This space reserved for office use.

Article 1 —Name
The name of the corporation is as set forth below:
Kingwood Pines Hospital, LLC

State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.

The filing number issued to the corporation by the secretary of state is: 800445612
Article 2—Amended Name
(If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement)
The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:
The name of the corporation is (state the new name of the corporation below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to, or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.
Article 3 —Amendment to Registered Agent/Registered Office
The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation. The article is amended to read as follows:
Registered Agent of the Corporation
(Complete either A or B, but not both. Also complete C.)
☐ A. The registered agent is an organization (cannot be corporation named above) by the name of:

OR
☐ B. The registered agent is an individual resident of the state whose name is set forth below.

First Name	MI	Last Name	Suffix

Registered Office of the Corporation (Cannot be a P.O. Box.)

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code

TX

Article 4 — Other Altered, Added, or Deleted Provisions
Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.
Text Area (The attached addendum, if any, is incorporated herein by reference.)

The amendment changes the articles of incorporation to change the article stating the street address of Management of the corporation, under Article 3. The article is amended to read as follows:

Street Address:
2941 South Lake Vista Drive, Lewisville, Texas, USA 75067.

Article 5—Statement of Approval
The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing
A. ☑ This document will become effective when the document is filed by the secretary of state.
OR
B. ☐ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.
12-1-06
               Date

By:	Horizon Health Hospital Services, Inc. Sole Member

/s/ David K. Meyercord

Signature of Authorized Officer
David K. Meyercord
Executive VP & Secretary

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